UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2018

NOODLES & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2018, Noodles & Company (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Ken Kuick, 49, as Chief Financial Officer of the Company, effective November 12, 2018. Mr. Kuick will be responsible for leading the Company’s accounting and finance operations and will be the Company’s principal financial officer. He will report directly to Chief Executive Officer Dave Boennighausen. The Company’s press release announcing Mr. Kuick’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8‑K.

In connection with his appointment as Chief Financial Officer, the Company entered into an offer letter with Mr. Kuick, dated September 28, 2018 (the “Offer Letter”). The Offer Letter provides that, upon commencement of his employment with the Company, Mr. Kuick will receive the following compensation and benefits as Chief Financial Officer: (i) an annual base salary of $325,000; (ii) an annual bonus opportunity with a target amount equal to 40% of Mr. Kuick’s base salary, pro-rated for the fiscal 2018 year, with the actual bonus amount based upon achievement of Company and individual performance targets; and (iii) an equity grant under the Company’s Equity Incentive Plan. The equity grant will be valued at $300,000 when granted on the effective date of Mr. Kuick's employment with the Company and will be comprised of 40% nonqualified stock options and 60% restricted stock units, both which will vest in four annual ratable installments. Mr. Kuick is further entitled to the standard benefits available to the Company’s executives generally, including health insurance, life and disability coverage and the option to participate in the Company’s 401(k) Savings Plan. Either Mr. Kuick or the Company may terminate Mr. Kuick’s employment at any time for any reason.

Mr. Kuick is joining the Company with extensive leadership experience and expertise in accounting and finance functions from a diverse group of businesses. Mr. Kuick has over 25 years of experience in finance and accounting leadership roles. He most recently served as Chief Accounting Officer of VICI Properties Inc. (NYSE: VICI), a real estate investment trust specializing in casino properties, from October 2017 to August 2018, where he was responsible for accounting, consolidated financial operations, capital market transactions, treasury, internal audit, tax and external reporting. Prior to that, he served as Chief Accounting Officer of Caesars Entertainment Operating Company, a subsidiary of Caesars Entertainment Corporation (Nasdaq: CZR) from November 2014 to October 2017, where he was responsible for all accounting and external reporting, consolidated financial operations, treasury and capital market transactions and bankruptcy process for the company and its casino properties. From December 2011 to November 2014, he served as Vice President, Assistant Controller for Caesars Entertainment Corporation, where he was responsible for SEC filings, earnings releases, SEC comment letters, standalone statutory reports, monthly financial reporting, capital market transactions and compliance with technical accounting policies. Mr. Kuick earned his Bachelor of Science degree in Accounting and Business Systems from Taylor University.

There were no arrangements or understandings between Mr. Kuick and any other person pursuant to which Mr. Kuick was selected as an officer. There are no family relationships between Mr. Kuick and any director or executive officer of the Company required to be disclosed under Item 401(d) of Regulation S-K, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
99.1	Noodles & Company Press Release, dated October 12, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ Dave Boennighausen
Name:	Dave Boennighausen
Title:	Chief Executive Officer

DATE: October 12, 2018